           As filed with the Securities and Exchange Commission on July 25, 2001
                                                    REGISTRATION NO. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                  ADVANCED AERODYNAMICS AND STRUCTURES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                  95-4257380
 (STATE OR OTHER JURISDICTION OF                    (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

             3205 Lakewood Boulevard, Long Beach, California 90808
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                                (562) 938-8618
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                  Carl L. Chen
                      Chairman and Chief Executive Officer
                              3205 Lakewood Blvd.
                              Long Beach, CA 90808

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                          COPIES OF COMMUNICATIONS TO:
                             OTTO E. SORENSEN, ESQ.
                     LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                         600 WEST BROADWAY, SUITE 2600
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 699-2534
                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

          IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]

          IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

          IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [X] 333-36450

          IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

          IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

  Title of Each Class of                                 Proposed Maximum         Proposed Maximum
     Securities to be                Amount to be       Offering Price Per       Aggregate Offering        Amount of
       Registered                     Registered              Unit                     Price            Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Class A Common/(1)/Stock               15,000,000           $ 0.22 /(3)/                $3,300,000                  $825
---------------------------------------------------------------------------------------------------------------------------
Class A Common/(2)/ Stock               2,000,000           $0.242                      $  484,000                  $121
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                  17,000,000           ------                      $3,784,000                  $946
---------------------------------------------------------------------------------------------------------------------------

(1) Issuable upon the conversion of $1,000,000 principal amount of Secured Convertible Notes. Also registered hereunder are an indeterminate number of additional shares of Class A Common Stock which may become issuable by virtue of anti-dilution provisions of the Secured Convertible Notes.

(2) Issuable upon the exercise of warrants issued in connection with the issuance of the Secured Convertible Notes at an exercise price of $.__ per share. Also registered hereunder are an indeterminate number of additional shares of Class A Common Stock which may become issuable by virtue of anti-dilution provisions in the warrants.

(3) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), based on the average of the bid and asked prices of the Registrant's common stock as reported on the OTC Bulletin Board for July 24, 2001, which date is within 5 business days prior to the initial filing date of this Registration Statement.

                             EXPLANATORY STATEMENT

     This registration statement is being filed with respect to the registration of additional shares of Class A Common Stock (the "Common Stock") of Advanced Aerodynamics Structures, Inc., a Delaware corporation (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to General Instruction IV to Form S-3. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Company's registration statement on Form S-3 (Reg. No. 333-59746) which was declared effective by the Securities and Exchange Commission on May 14, 2001. Pursuant to Rule 429 under the Securities Act, the securities registered in Registration Number 333-59746 may be offered and sold together with the securities registered hereunder through the use of the combined prospectus included in Registration Number 333-59746.

                                    EXHIBITS

Exhibit No.    Description
----------     -----------

5.1 Form of Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being offered

23.1           Consent of Ernst & Young LLP

23.2 Consent of Luce, Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on July 25, 2001.

                                   ADVANCED AERODYNAMICS & STRUCTURES, INC.


                                   By:  /s/ Carl L. Chen
                                        ----------------------------------
                                        Carl L. Chen, President


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                                     Title                                       Date
---------                                                     -----                                       ----
 /s/ Carl L. Chen                                President, Chief Executive Officer, and                 7/25/01
--------------------------------------------
Carl L. Chen                                     Chairman of the Board


 /s/ Dave Turner                                 Vice President - Finance and Chief Financial            7/25/01
--------------------------------------------
Dave Turner                                      Officer

 /s/ C.M. Cheng                                  Director                                                7/25/01
--------------------------------------------
C.M. Cheng

 /s/ Jim Lovell                                  Director                                                7/25/01
--------------------------------------------
Jim Lovell

 /s/ S.B. Lai                                    Director                                                7/25/01
--------------------------------------------
S.B. Lai

 /s/ Roy H. Norris                               Director                                                7/25/01
--------------------------------------------
Roy H. Norris

 /s/ Robert P. Kaplan                            Director                                                7/25/01
--------------------------------------------
Hon. Robert P. Kaplan

                                EXHIBITS INDEX

           5.1 Form of Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being offered

          23.1  Consent of Ernst & Young LLP

          23.2 Consent of Luce, Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1)